UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934



                           Date of Report: May 1, 2006



                             MIDDLESEX WATER COMPANY
                             -----------------------
             (Exact name of registrant as specified in its charter)


          NEW JERSEY                    0-422                 22-1114430
          ----------                    -----                 ----------
(State or other jurisdiction of      (Commission         (I.R.S. Employer
 incorporation or organization)      File Number)         Identification No.)


            1500 RONSON ROAD, P.O. BOX 1500, ISELIN, NEW JERSEY 08830
            ---------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (732)-634-1500
                                 --------------
              (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 8.01.  Other Events

PARAGRAPH CORRECTION in press release announcement filed April 28, 2006, regarding Tidewater Utilities, Inc., a subsidiary of Middlesex Water Company, filing petition for an increase in rates.

Incorrect Paragraph
-------------------
Presently, the average household served by Tidewater is charged approximately $40.58 per month for 5,000 gallons of water. The new rate structure, based on 5,000 gallons of water, and reflecting the full request, would result in a monthly bill of $56.24. Water charges for residential customers would consist of a $54.08 quarterly facilities charge and a consumption charge of $5.72 per 1,000 gallons.

Corrected Paragraph
-------------------
Presently, the average household served by Tidewater is charged approximately $33.61 per month for 5,000 gallons of water. The new rate structure, based on 5,000 gallons of water, and reflecting the full request, would result in a monthly bill of approximately $46.58. Water charges for residential customers would consist of a $54.08 quarterly facilities charge and a consumption charge of $5.72 per 1,000 gallons.



                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.


                                                MIDDLESEX WATER COMPANY
                                                      (Registrant)



                                                s/Kenneth J. Quinn
                                                ------------------
                                                Kenneth J. Quinn
                                                Vice President, General Counsel,
                                                Secretary and Treasurer

Dated:    May 1, 2006